UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

      .

Preliminary Information Statement

      .

Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))

  X .

Definitive Information Statement

Trxade Group, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

  X .

No fee required

      .

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

      .

Fee paid previously with preliminary materials.

      .

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

TRXADE GROUP, INC.

1115 Gunn Hwy

Odessa, Florida 33556

(800)-261-0281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2015

The Annual Meeting of Stockholders of Trxade Group, Inc. (the “Company”) will be held on June 9, 2015 at noon local time at 1115 Gunn Highway, Odessa, Florida 33556.  The meeting will be held for the following purposes:

(1)

To amend our Certificate of Incorporation to decrease the authorized shares of common stock from 500,000,000 to 100,000,000 and decrease the authorized number of shares of Preferred Stock from 100,000,000 to 10,000,000, including the elimination of 10,000,000 authorized shares of Series A Convertible Preferred Stock;

(2)

To elect four directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

(3)

To ratify the selection of MaloneBailey, LLP. to be our registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015; and

(4)

To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

You have the right to receive this Information Statement if you were a stockholder of record of our Company at the close of business on May 11, 2015.

All stockholders are cordially invited to attend the Annual Meeting in person.

Additional information regarding the Company is included in its Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.

THE BOARD OF DIRECTORS IS NOT SOLICITING CONSENTS OR PROXIES AND YOU ARE REQUESTED NOT TO SEND US CONSENTS OR PROXIES.  However, you may vote your shares at the meeting.

By Order of the Board of Directors /s/ Suren Ajjarapu Suren Ajjarapu Chief Executive Officer

Date: May 18, 2015

TRXADE GROUP, INC.

1115 Gunn Hwy

Odessa, Florida 33556

(800)-261-0281

_______________________________________________________________________

INFORMATION ABOUT THE MEETING

This Information Statement is being furnished in connection with the annual stockholders meeting of Trxade Group, Inc., to be held on June 9, 2015 at the offices of the Company, located at 1115 Gunn Highway, Odessa, Florida 33556, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Information Statement and accompanying Notice of Annual Meeting of Stockholders are being mailed on or about May 20, 2015.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT.  However, you may vote your shares at the meeting.

Householding of Information Statements

The Company has been notified that certain banks, brokers and other nominees may household the Company’s Information Statement for stockholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of the Information Statement by contacting your bank, broker or other nominee.

How You Can Review the List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company.

Outstanding Shares; Required Votes

The Board of Directors has fixed the close of business on May 11, 2015 as the record date (the “Record Date”) for the determination of the holders of our voting securities entitled to notice of, and to vote at, the Annual Meeting. Our classes of outstanding voting securities on the Record Date consisted of 31,269,160 shares of common stock, $0.00001 par value, entitled to one vote per share.

As provided in our By-Laws, in order to conduct the Annual Meeting, holders of a majority of the votes of the shares of stock entitled to vote must be present in person or represented by proxy so that there is a quorum. In the election of directors, the nominees who receive a plurality of the votes cast at the Annual Meeting will be elected.  With respect to Proposal 3 (Ratification of Auditors), ratification or approval requires a majority of the total votes cast at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote on the matter.  With respect to Proposal 1 (Approval of an Amendment to the Company’s Certificate of Incorporation Decreasing Authorized Common Stock and Preferred Stock), approval requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.  Abstentions and “broker non-votes” will have no effect on the election of directors; the top four candidates will be elected to the Board of Directors.  Abstentions will have the effect of a “No” vote on Proposal 3, while broker non-votes with respect to such proposal are not entitled to vote and thus would not affect the vote. Abstentions and broker non-votes would have the effect of a “No” vote on Proposal 1.

As of the Record Date, our Chairman, Suren Ajjarapu and our President, Prashant Patel, together with their affiliates, collectively owned approximately 85% of the outstanding voting shares entitled to vote at the Annual Meeting.  These shareholders have advised the Company that they intend to vote “FOR” each of the nominees for election to the Board of Directors; “FOR” the selection of MaloneBailey, LLP as our independent registered public accounting firm; and “FOR” a decrease in the number of authorized shares of common stock and preferred stock.  Therefore, the Company expects that each matter to be considered at the Annual Meeting will be approved.

Interest Of Certain Persons In Matters To Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro-rata and in accordance with their respective stock ownership interests.

PROPOSAL 1

AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO DECREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND PREFERRED STOCK AND TO ELIMINATE THE AUTHORIZED SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

On April 30, 2015 the Company’s board of directors unanimously approved an amendment to our certificate of incorporation to decrease the number of authorized shares of Common Stock from 500,000,000 to 100,000,000 and decrease the number of authorized shares of Preferred Stock from 100,000,000 to 10,000,000, including the elimination of 10,000,000 authorized shares of Series A Convertible Preferred Stock (the “Second Amended and Restated Certificate of Incorporation”).  The form of the Second Amended and Restated Certificate of Incorporation is attached as Appendix A hereto.

Reasons for the Second Amended and Restated Certificate of Incorporation

The reason for this action is to effect savings in the amount of franchise tax that the Company must pay each year in Delaware.  The Company pays franchise tax in Delaware based, in part, on the number of shares of common stock and preferred stock that are authorized in the Company’s certificate of incorporation.  With the reduction in the number of the Company’s issued and outstanding shares, the Company’s franchise taxes will be reduced significantly.

Effect of the Second Amended and Restated Certificate of Incorporation

The Second Amended and Restated Certificate of Incorporation will decrease the number of authorized shares of the Company’s common stock from 500,000,000 to 100,000,000 shares and will decrease the number of authorized shares of the Company’s preferred stock from 100,000,000 to 10,000,000 shares, including the elimination of 10,000,000 authorized shares of Series A Convertible Preferred Stock.  The ownership percentages of the holders of the Company’s issued and outstanding common stock will not change as a result of the Second Amended and Restated Certificate of Incorporation.  There are no shares of Series A Preferred Stock outstanding.

The decreased reserves of shares available for issuance will limit the amount of shares available to the Company to be issued in the future.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell shares of our stock.  If we run out of available shares to effect such transactions, we would need to obtain the consent of shareholders holding a majority of the outstanding voting securities of the Company to increase our authorized shares.  We have no plans or agreements in place for any financing transactions at this time.  The decrease in authorized shares decreases shares available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into shares and raising additional capital.  The lack of availability of the additional shares may limit our flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  However, the Company believes that the shares that remain available will still provide the Company with the flexibility to use its shares to facilitate public or private financings or for other corporate purposes.

Dissenters’ Right of Appraisal

Under Delaware law and the Company’s certificate of incorporation and bylaws, no stockholder has any right to dissent to the Second Amended and Restated Certificate of Incorporation, and no stockholder is entitled to appraisal of or payment for their shares of common stock pursuant to such action.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 2

ELECTION OF DIRECTORS

At the Annual Meeting, four directors will be elected by the holders of the common stock, to hold office until the next annual meeting and until their successors have been elected and qualified.  The four director candidates receiving the highest number of affirmative votes will be elected as directors of the Company.  Votes against the directors and votes withheld will have no legal effect. The board has nominated the current four directors of the Company for re-election to the board at the Annual Meeting to serve until the 2016 annual meeting of stockholders, or until their successors are elected and qualified.

If any of the nominees should become unavailable, your shares will be voted for a board-approved substitute, or the board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his term, or the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

Suren Ajjarapu (44)

Mr. Ajjarapu has served as our Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Nevada (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. Mr. Ajjarapu was a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, COO, and Director Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu acts as a non-Executive Director for AIM-listed company Nandan Clean Tec Plc. (Ticker: NAND), a backward integrated Biofuels company. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University. Our Board of Directors believes that Mr. Ajjarapu’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Prashant Patel (41)

Mr. Patel has served as our full-time President and COO, and as a director since our acquisition of Trxade Nevada on January 8, 2014, and as the COO and President and as a director of Trxade Nevada since its inception. . Mr. Patel is a registered pharmacist and pharmaceutical consultant with over ten years of experience in retail pharmacy and pharmaceutical logistics and the founder of several pharmacies in the Tampa Bay area, FL. Mr. Patel has been a President and Member of the Board of Trxade since August 2010. Since October 2008, Mr. Patel has been Managing Member of the APAA LLC, a pharmacy. Since April 2007, Mr. Patel has been a Vice President of Holiday Pharmacy, Inc., a pharmacy. Mr Patel graduated from Nottingham University School of Pharmacy and practiced in the UK before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, UK. Our Board of Directors believes that Mr. Patel’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Donald G. Fell (67)

Mr. Fell has served as a Director of our company since January 2014, as well as a director of Trxade Nevada since December 2013. Since 1992, Mr. Fell has been a Director/Professor Foundation for Teaching Economics. From 1995 to 2012, Mr. Fell was Senior Fellow/Professor at the Executive MBA faculty at the University of South Florida. He was also a Visiting Professor at the University of Rochelle, FR in 2010. Mr. Fell holds degrees in Economics from Indiana State University, with additional graduate work in Economics at Northern Illinois University and Illinois State University. Mr. Fell since 2012 has been employed as Institute Director and Professor for the Davis, CA based Foundation for Teaching Economics, conducting Institutes related to 1) economic policy; and 2) environmental economics. Institute audiences consist of university/college professors, high school teachers and government leaders. These Institutes have been held throughout the U.S. Our Board of Director’s believes that Mr. Fell’s extensive experience in the field of economics and business will provide us with valuable insight as we seek to execute our business strategy.

Fernando V. Sanchez (62)

Mr. Sanchez has served as a Director of our company since March 17, 2015. Mr. Sanchez was Senior Vice President and CFO of HealthLand, a private healthcare information technology enterprise, from 2011 to 2012.  Prior to that Mr. Sanchez was CEO and member of the Board of Directors of BodyMedia, a private medical device and consumer device company and leader in solutions for metabolic disorders from 2006-2009.  Further, Mr. Sanchez was a member of the Board of Advisors of the Florida Council on Economic Education, a not-for-profit organization dedicated to promoting economic education, from 1987 to 1996 and Director of the Miami Rescue Mission, a homeless shelter since 1991.  He has been an active member of the NACD, National Association of Corporate Directors, currently working on the NACD Governance Fellow credentials, since February of 2011. Mr. Sanchez holds a B.Sc., Mechanical and Ocean Engineering, University of Miami, and an MBA, Corporate Policy and Finance, from the University of Michigan. Our Board of Director’s believes that Mr. Sanchez is an accomplished business executive, who has been successful in multiple enterprises-from private start-ups to public major corporations (Medtronic, Cordis, Vodafone). He was one of the lead executives during Vodafone’s initial public offering and helped lead its successful ramp-up and sales growth to become a cellphone service leader in Europe.  He was also involved in various leadership positions in the electronics and medical device industry, such as coronary and peripheral cardiovascular diseases, sports medicine, ear/nose/throat, spinal therapies, metabolic disorders such as obesity and diabetes, data communications/telephony, and wireless/wearable telemetry processors.

The Board of Directors recommends a vote “FOR” each director.

CORPORATE GOVERNANCE

Our Board of Directors

The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate polices and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company’s business through regular written reports and analyses and discussions with the Chairman and other officers of the Company. The Company’s Board of Directors currently consists of four members.

Meetings of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.  In 2014, the Board held six meetings (including regularly scheduled and special meetings).  Each of our current directors attended all of the meetings and all of the committee meeting for which such directors served.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has two standing committees: the audit committee and the compensation committee.  We do not have a standing nominating committee; instead, our Board of Directors, as a whole, is responsible for selecting nominees for election as directors and electing executive officers. The Company believes that obtaining input from all directors in connection with Board nominations enhances the nominating process.

Audit Committee

The primary purpose of the audit committee is to assist the board of directors’ oversight of:

•

the integrity of our financial statements; our systems of control over financial reporting and disclosure controls and procedures;

•

our compliance with legal and regulatory requirements;

•

our independent auditors’ qualifications and independence;

•

the performance of our independent auditors and our internal audit function; and

•

all related-party transactions for potential conflict of interest situations on an ongoing basis.

Mr. Fell and Mr. Sanchez currently serve on the audit committee, with Mr. Sanchez serving as chairman.  Mr. Fell and Mr. Sanchez each qualify as an ‘‘audit committee financial expert’’ as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. Our board of directors has affirmatively determined that Mr. Fell and Mr. Sanchez meet the definition of ‘‘independent directors’’ for the purposes of serving on the audit committee under applicable SEC rules.  The Audit Committee met three times in 2014.

Compensation Committee

The primary purpose of our compensation committee is to recommend to our board of directors for consideration, the compensation and benefits of our executive officers and key employees; monitor and review our compensation and benefit plans; administer our stock and other incentive compensation plans and programs and prepare recommendations and periodic reports to the board of directors concerning such matters; prepare the compensation committee report required by SEC rules to be included in our annual report; prepare recommendations and periodic reports to the board of directors as appropriate; and handle such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Mr. Fell and Mr. Sanchez serve on the compensation committee, and Mr. Fell serves as the chairman.

The Compensation Committee met one time in 2014.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our compensation committee or any of our directors is an executive officer.

Code of Business Conduct and Ethics

Our Board of Directors had adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review in print, without charge, to any stockholder who requests a copy by writing to us at Trxade Group, Inc., 1115 Gunn Hwy, Odessa, Florida, 33556, Attention: Investor Relations. Each of our directors, employees and officers are required to comply with the Code of Business Conduct and Ethics

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2014, other than as described below, all of the Reporting Persons complied with all applicable Section 16 filing requirements on a timely basis.  Donald V. Almeida, was appointed to our board of director on December 19, 2014 and received a stock option grant on January 16, 2015; in connection therewith the Form 3 related to his stock option grant was filed on January 30, 2015, which was more than 10 days past the grant date.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for the fiscal years ended December 31, 2013 and 2014 for services rendered to us (including our subsidiary, Trxade, Inc.) by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suren Ajjarapu
Chairman of the Board and	2014	$100,000	-	-	-	-	-	-	$100,000
Chief Executive Officer	2013	$100,000 (1)	-	-	-	-	-	-	$100,000

Prashant Patel
Chief Operating Officer,	2014	$125,000	-	-	-	-	-	-	$125,000
President and Director	2013	$125,000 (1)	-	-	-	-	-	-	$125,000

Howard A. Doss	2014	$28,352	-	-	$277,656 (2)	-	-	-	$306,008
Chief Financial Officer	2013	-	-	-	-	-	-	-	-

(1)

The amount shown reflects compensation that was forgiven in 2013.

(2)

Represents a stock option to purchase 300,000 shares of our common stock granted in January 2014, and valued per FASB ASC 718.  The stock option will vest and become exercisable in four equal installments of 75,000 shares on January 20 of each year commencing on January 20, 2015.

Employment and Consulting Agreements

All of our named executives are at-will employees or consultants. The Company has entered in an at-will employment agreement with Mr. Ajjarapu, with annual salary of $100,000 and a potential $50,000 performance bonus. The Company has entered in an at-will employment agreement with Mr. Patel, with annual salary of $125,000 and a potential $50,000 performance bonus. The Company has an hourly rate consulting arrangement with Mr. Doss. The Company has also entered into indemnification agreements with its officers and directors. The annual bonus payable to each of Mr. Ajjarapu and Mr. Patel is based upon each executive’s performance and the Company’s attainment of objectives established by the Board of Directors or Compensation Committee of the Board. With respect to any subjective milestones, the determination of whether an executive has attained the mutually agreed upon milestones for the bonus shall be reasonably determined by the Board or the Compensation Committee.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth information as of December 31, 2014 concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT YEAR ENDED DECEMBER 31, 2014

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard A. Doss, Chief Financial Officer	1/20/2014	--	300,000(1)	--	1.00	6/20/2018	---	---	---	---

(1)

Vesting is 25% of the total number of shares on the one year anniversary of the vesting commencement date of January 20, 2014 and 25% on each one year anniversary thereafter.

Equity Compensation Plan Information Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to securities that may be issued under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	900,000	$1.00	1,550,000
Equity compensation plans not approved by security holders	-	-	-
Total	900,000	$1.00	1,550,000

The equity compensation plans approved by the Company's security holders are the 2014 Equity Incentive Plan (“2014 Stock Plan”) of Trxade Group, Inc., Delaware corporation, and the 2013 Equity Incentive Plan of Trxade Group, Inc., a Nevada corporation and predecessor in interest to Trxade Group, Inc., a Delaware corporation. The above listed equity compensation plans were adopted as of December 31, 2014, with the approval of our security holders.

Summary of Material Features of the 2014 Equity Incentive Plan

The following discussion summarizes the material terms of the 2014 Stock Plan.  A description of the 2014 Stock Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the full text of the 2014 Stock Plan, as filed and incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 of Trxade Group, Inc., File No. 000-55218, filed on June 6, 2014, is below.

Administration.  The 2014 Stock Plan is administered by the Company’s Board of Directors and the Compensation Committee of the Board.

Term.  The 2014 Stock Plan shall continue in effect for a period of 10 years.  In general, the term of each option granted shall be no more than ten 10 years from the date of grant, though in certain instances such term may be shorter.

Eligibility.  Employees and service providers of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2014 Stock Plan.  Awards under the 2014 Stock Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  Eligibility for any particular award is determined by the Administrator (as defined in the 2014 Stock Plan) and, in the case of certain awards such as incentive stock options, eligibility for receipt of such awards may be limited by the Internal Revenue Code.

Plan Limit.  The Company has reserved 2,000,000 Common Shares for issuance under the 2014 Stock Plan.  The 2014 Stock Plan had 1,270,000 shares reserved for issuance as of April 1, 2015.

The above limit is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events.  If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2014 Stock Plan.  If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2014 Stock Plan.  The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant and may not be less than 110% of the fair market value of the shares on the date of grant for employees holding more than 10% of the voting power of all of the classes of stock of the Company.  The Board may amend, alter, suspend or terminate the plan.  The Company must obtain stockholder approval of any amendment of the 2014 Stock Plan to the extent necessary to comply with applicable law.

COMPENSATION OF THE BOARD OF DIRECTORS

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a director of Trxade Group, Inc. for some portion or all of 2013 and 2014.  Other than as set forth in the table and described more fully below, Trxade Group, Inc. did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors.  All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
2013
Donald Fell	-	-	$94,239 (1)	-	$94,239

2014
Donald Fell	$1,000	-	-	-	$1,000
Charles Pope	$1,000	-	$94,528 (2)		$95,528
Donald Almeida	$500	-	- (3)	-	$500

(1)

In December 2013 Mr. Fell was granted options to purchase 100,000 shares of Common Stock, vesting over four years and exercisable at $1.00 per share.

(2)

In April 2014 Mr. Pope was granted options to purchase 100,000 shares of Common Stock, vesting over four years and exercisable at $1.00 per share. Mr. Pope resigned in February 2015 with no options having vested.

(3)

In January 2015 Mr. Almeida was granted options to purchase 100,000 shares of Common Stock, vesting over four years and exercisable at $1.60 per share.  Mr. Almeida resigned in February 2015 with no options having vested.

Non-employee directors are paid $500 for each board meeting they attend. The Company has also entered into an indemnification agreement with each of Messrs. Fell, Pope, Almeida, and Sanchez.  In March 2015, the Company granted Mr. Sanchez options to purchase 100,000 shares of Common Stock, vesting over four years and exercisable at $1.61 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our securities as of April 1, 2015 by (i) each of our named executive officers and directors; and (ii) all of our executive officers and directors as a group.  To our knowledge, no other shareholder owns beneficially more than 5% of our outstanding equity securities.  The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within sixty days after April 1, 2015 pursuant to the exercise of vested and exercisable options or warrants.  References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within sixty days after April 1, 2015.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Beneficially Owned (3)
Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (4)	14,150,000	45.2%
Prashant Patel, Director, COO, and President (5)	12,250,000	39.2%
Donald G Fell, Director (6)	25,000	*
Howard Doss, CFO (7)	75,000	*
Fernando V. Sanchez, Director	-	-

All executive officers and directors as a Group (five persons)	26,500,000	84.7%

*

Less than one 1%

(1)

Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Trxade Group, Inc., 1115 Gunn Hwy, Odessa, Florida, 33556.

(2)

Based on 31,269,160 shares of Common Stock outstanding on December 31, 2014.   Does not include shares issuable upon exercise of (i) 900,000 stock options currently outstanding, (ii) warrants to purchase 635,000 shares of Common Stock, and (iii) 2,000,000 shares which are reserved for issuance under the Company’s 2014 Equity Incentive Plan, none of which shares are issuable within 60 days of the date set forth above.

(3)

Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4)

Includes (i) 7,550,000 shares owned directly by Mr. Ajjarapu, (ii) 4,050,000 shares owned by Sandhya Ajjarapu, Mr. Ajjarapu’s wife, for which Mr. Ajjarapu claims beneficial ownership, (iii) 1,275,000 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, for which Mr. Ajjarapu claims beneficial ownership as Trustee, and (iv) 1,275,000 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007, for which Mr. Ajjarapu claims beneficial ownership as Trustee.

(5)

Includes (i) 7,350,000 shares owned directly by Mr. Patel, (ii) 2,500,000 shares owned by Rina Patel, Mr. Patel’s wife for which Mr. Patel claims beneficial ownership, and (iii) 2,400,000 shares owned by the Patel Trust, for which Mr. Patel claims beneficial ownership as Trustee.

(6)

Represents 25,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(7)

Represents 75,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

There are no current arrangements among any of the foregoing persons which would result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement. The Company has also entered into indemnification agreements with its officers and directors.

In August 2013 the Company borrowed $17,000 from Annapurna Gundlapalli, the mother-in-law of Mr. Ajjarapu. The largest amount outstanding on this loan was $17,000, and the loan was repaid in full in January 2014. No interest was paid on this loan.

The Company’s founders Mr. Ajjarapu (through Sansur Associates, a company that he controls) and Mr. Patel have periodically loaned funds on a short-term interest free basis to cover the Company’s operating expenses. In 2013 the largest amounts owed on these loans were $15,000 and $21,289, respectfully. The outstanding balances of these loans at December 31, 2013 were $15,000 and $21,289, respectfully. No interest was paid on these loans.  In January 2014, Mr. Patel was repaid the $21,289 he loaned the Company in 2013. In March and June 2014, Mr. Patel loaned the Company an additional $11,000 and $1,250, respectively. The largest amount owed on these loans in 2014 was $21,289.  As of December 31, 2014, $0 was outstanding on these loans. No interest was paid on any of these loans.

In January 2014 Mr. Ajjarapu (through Sansur Associates) was repaid $1,500, and he was repaid $3,000 in June 2014 for loans he previously made. In March 2014 he loaned the company an additional $40,000. The largest amount owed on these loans in 2014 was $53,500.  As of December 31, 2014, $0 was outstanding on these loans. No interest was paid on any of these loans.

The Company leases office space at 8913 Regents Park Dr. Suite # 680, Tampa, FL 33647 from Sansur Associates, LLC, which is owned by our CEO, Suren Ajjarapu, for $1,242/month on a month to month basis.

During the fiscal year ended December 31, 2014, there were no other transactions, nor are there any currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at December 31, 2014 and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our common stock is traded on the OTCQB under the symbol “TRXD”. The OTCQB electronic trading platform does not maintain any standards regarding the “independence” of the directors on our company’s Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

In the absence of such requirements, we have elected to use the definition for “director independence” under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an officer or employee of the Company or the Company’s subsidiaries or any other individual having a relationship, which in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors.  Two of our four directors, Mr. Fell and Mr. Sanchez, are deemed “independent” under the NASDAQ Stock Market’s listing standards.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees for services related to 2014 and 2013 provided by MaloneBailey, LLP, our principal accounting firm:

	2014	2013
Audit Fees	$25,000	$28,000
All Other Fees	7,500	--
Total	$32,500	$28,000

The following table sets forth the aggregate fees for services related to 2014 and 2013 provided by Thomas Craig & Co.:

	2014	2013
Tax Fees	$8,500	$11,000
All Other Fees	--	--
Total	$8,500	$11,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Trxade Group, Inc. paid for professional services for the audit of our consolidated financial statements included in our Form 10-K and for services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

All of the audit-related services and other services described in the above table were pre-approved by our Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by MaloneBailey, LLP.  The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee.  All pre-approval decisions must be reported to the Audit Committee at its next meeting.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of MaloneBailey, LLP, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2015. The Audit Committee approved the selection of MaloneBailey, LLP as our independent registered public accounting firm for fiscal year 2015.  MaloneBailey, LLP is currently our independent registered public accounting firm. We do not expect that representatives of MaloneBailey, LLP will be present at the Annual Meeting.

There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification.  If our stockholders fail to ratify the selection, we will reconsider whether to retain MaloneBailey, LLP, and may retain that firm or another without re-submitting the matter to our stockholders.  Even if the selection is ratified, we may, in our discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if we determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested that the Company include any additional proposals in this Information Statement.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the 2016 annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than May 29, 2015.  All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Suren Ajjarapu, CEO of the Company, at the office of the Company, 1115 Gunn Hwy, Odessa, Florida 33556, no later than May 29, 2015. The Company does not currently have a nominating committee, so the entire board will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The board has no obligation to nominate any such person for election.

Stockholders may write to Suren Ajjarapu, CEO of the Company, at the Company’s office located at 1115 Gunn Hwy, Odessa, Florida 33556, to deliver the stockholder proposals and stockholder nominations discussed above.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider matters relating to the conduct of the meeting.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.

Annual Report on Form 10-K for the year ended December 31, 2014;

2.

Amended Annual Report on Form 10-K/A for the year ended December 31, 2014.

3.

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, September 30, 2014 and June 30, 2014; and,

4.

Registration Statement on Form 10, as amended, originally filed with the Securities and Exchange Commission on June 11, 2014, as amended.

THE COMPANY SHALL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM AN INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE (1) BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THE INFORMATION STATEMENT (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE INFORMATION STATEMENT INCORPORATES), AND THE ADDRESS AND TELEPHONE NUMBERS TO WHICH SUCH A REQUEST IS TO BE DIRECTED.

IF THERE ARE ANY REQUESTS FOR ANY OTHER DOCUMENTS PLEASE CONTACT:

Suren Ajjarapu

Chief Executive Officer

Trxade Group, Inc.

1115 Gunn Hwy.

Odessa, Florida 33556

APPENDIX A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRXADE GROUP, INC.

ARTICLE I

The name of this corporation is Trxade Group, Inc. (the “Corporation”)

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is NATIONAL CORPORATE RESEARCH, LTD., 615 South DuPont Highway, Dover, DE 19901, (Kent County).  The name of its registered agent at that address is National Corporate Research Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

This Corporation is authorized to issue two (2) classes of stock, designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000) shares, $0.00001 par value per share.  The total number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) shares, $0.00001 par value per share, all of which shall initially be undesignated Preferred Stock.

The undesignated Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

ARTICLE V

1.

COMMON STOCK

1.1

General.  Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

1.2

Voting.  Each registered holder of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation).  There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Except as required by law and subject to the rights of the holders of any series of Preferred Stock, (a) Holders of Common Stock shall be entitled to elect directors of the Corporation; and (b) Holders of Common Stock shall be entitled to vote on all other matters properly submitted to a vote of stockholders of the Corporation.

1.3

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor.

1.4

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For purposes of this Section 1.4, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.  If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors.  In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to be the date such transaction closes.

2.

PREFERRED STOCK

2.1

Issuance and Reissuance. Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided (a “Preferred Stock Designation”).

2.2

Blank Check Preferred. Subject to any vote expressly required by this Second Amended and Restated Certificate of Incorporation, authority is hereby expressly granted to the Board from time to time to authorize the issuance of the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, but not limited to, the following:

(a)

 whether or not the class or series is to have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(b)

 the number of shares to constitute the class or series and the designations thereof;

(c)

 the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)

whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)

whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(f)

the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)

the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h)

 whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)

 such other special rights and protective provisions with respect to any class or series as the Board may determine are advisable.

2.3

Number of Shares.  The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

ARTICLE VI

Subject to the limitations contained in this Amended Certificate, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Election of the members of the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

A director of the Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article VIII, or the adoption of any provision in an amended or restated Certificate of Incorporation inconsistent with this Article VIII, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE IX

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of any of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE X

Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by the General Corporation Law of Delaware for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

ARTICLE XI

In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of this Second Amended and Restated Certificate of Incorporation, except to the extent a greater vote is required by this Second Amended and Restated Certificate of Incorporation or any provision of law.  Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article VI, Article X, or this Article XI of this Second Amended and Restated Certificate of Incorporation.

ARTICLE XII

This Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

A-4